UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2025 (October 31, 2025)

SIRIUSPOINT LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1599372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Point Building

3 Waterloo Lane

Pembroke HM 08 Bermuda

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: +1 441 542-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value	SPNT	New York Stock Exchange
8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value, $25.00 liquidation preference per share	SPNT PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 31, 2025, a subsidiary of SiriusPoint Ltd. (the “Company”) completed the previously announced sale of all of the issued and outstanding limited liability company membership interests in ArmadaCorp Capital, LLC (“Armada”), the holding company of the Company’s wholly owned supplemental health insurance program manager, ArmadaCare, to a subsidiary of Ambac Financial Group Inc. (“Ambac”), pursuant to the Membership Interest Purchase Agreement (the “Purchase Agreement”), dated September 29, 2025, by and among Sirius Acquisitions Holding Company (“Seller”), Cirrata VI, LLC, and, solely for the limited purposes set forth therein, Sirius Re Holdings, Inc. and Ambac.

Under the terms of the Purchase Agreement, Seller received cash consideration of $250 million, subject to certain deductions, including transaction expenses. The transaction closed following the satisfaction of customary closing conditions.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUSPOINT LTD.
Date: November 3, 2025	By:	/s/ Linda S. Lin
Name: Linda S. Lin
Title: Chief Legal Officer and Corporate Secretary